EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
May 23, 2023	fcooper@tollbrothers.com

Toll Brothers Reports FY 2023 2nd Quarter Results

FORT WASHINGTON, PA, May 23, 2023 -- Toll Brothers, Inc. (NYSE:TOL) (TollBrothers.com), the nation’s leading builder of luxury homes, today announced results for its second quarter ended April 30, 2023.

FY 2023’s Second Quarter Financial Highlights (Compared to FY 2022's Second Quarter):
•Net income and earnings per share were $320.2 million and $2.85 per share diluted, compared to net income of $220.6 million and $1.85 per share diluted in FY 2022’s second quarter.
•Pre-tax income was $430.6 million, compared to $295.8 million in FY 2022’s second quarter.
•Home sales revenues were $2.5 billion, up 14% compared to FY 2022’s second quarter; delivered homes were 2,492, up 4%.
•Net signed contract value was $2.3 billion, down 26% compared to FY 2022’s second quarter; contracted homes were 2,333, down 19%.
•Backlog value was $8.4 billion at second quarter end, down 28% compared to FY 2022’s second quarter; homes in backlog were 7,574, down 36%.
•Home sales gross margin was 26.4%, compared to FY 2022’s second quarter home sales gross margin of 24.1%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 28.3%, compared to FY 2022’s second quarter adjusted home sales gross margin of 26.1%.
•SG&A, as a percentage of home sales revenues, was 9.1%, compared to 11.1% in FY 2022’s second quarter.
•Income from operations was $425.7 million.
•Other income, income from unconsolidated entities, and gross margin from land sales and other was $0.9 million.
•The Company repurchased approximately 1.4 million shares at an average price of $58.14 per share for a total purchase price of approximately $83.8 million.
Douglas C. Yearley, Jr., chairman and chief executive officer, stated: “We are very pleased with our second quarter results. As mortgage rates have stabilized and buyer confidence has improved, the increase in demand that began in January has continued through our second fiscal quarter and into the start of our third quarter. This improvement in demand, combined with our strategy of increasing our supply of spec homes into the spring selling season and our focus on operational efficiency, has resulted in second quarter performance that well exceeded our guidance.
“In our second quarter, we delivered 2,492 homes at an average price of approximately $1.0 million, generating home sales revenues of approximately $2.5 billion. We continued to benefit from cost reduction initiatives that have made our operations more efficient. We exceeded our adjusted gross margin guidance by 130 basis points and our SG&A expense, at 9.1% of home sales revenues, was 200 basis points lower than last year’s second quarter. As a result, we generated record second quarter net income of $320.2 million and earnings of $2.85 per share diluted, up 46% and 54%, respectively, compared to the second quarter of FY 2022. In light of these results and the healthier demand environment, we are raising our full year guidance for almost every metric.
“There continues to be a substantial shortage of homes for sale in the U.S., as housing starts have not kept up with population growth for at least the past 15 years. Now, the supply of homes for sale is being further limited by a historically tight resale market as homeowners are reluctant to give up their low-rate mortgages. We believe the resulting supply - demand imbalance will continue well into the future, adding to the long-term tailwinds that have supported the housing industry in recent years. These include favorable demographics, migration trends, and more flexible work arrangements.
“Importantly, with 71,300 lots owned or controlled, we continue to have sufficient land under control to increase community count in FY 2023 and beyond. Our financial position and liquidity remain very strong, and we expect to generate significant cash flow from operations in FY 2023. In the second quarter, we retired $400 million of senior notes, extended our term loan and revolving bank credit facilities out five years, repurchased $84 million of common stock and paid $23 million in dividends. At quarter end, our net debt to capital ratio was 23.5%. We expect to continue to invest in the growth of our business while reducing debt and returning cash to stockholders for years to come.”

Third Quarter and FY 2023 Financial Guidance:
	Third Quarter	Full Fiscal Year 2023
Deliveries	2,350 - 2,450 units	8,900 - 9,500 units
Average Delivered Price per Home	$1,005,000 - $1,025,000	$975,000 - $995,000
Adjusted Home Sales Gross Margin	27.7%	27.8%
SG&A, as a Percentage of Home Sales Revenues	9.7%	10.0%
Period-End Community Count	360	385
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$25 million	$125 million
Tax Rate	26.0%	25.7%

Financial Highlights for the three months ended April 30, 2023 and 2022 (unaudited):
	2023	2022
Net Income	$320.2 million, or $2.85 per share diluted	$220.6 million, or $1.85 per share diluted
Pre-Tax Income	$430.6 million	$295.8 million
Pre-Tax Inventory Impairments included in Cost of Home Sales	$11.1 million	$2.2 million
Home Sales Revenues	$2.49 billion and 2,492 units	$2.19 billion and 2,407 units
Net Signed Contracts	$2.28 billion and 2,333 units	$3.09 billion and 2,874 units
Net Signed Contracts per Community	7.0 units	9.0 units
Quarter-End Backlog	$8.38 billion and 7,574 units	$11.71 billion and 11,768 units
Average Price per Home in Backlog	$1,105,900	$994,700
Home Sales Gross Margin	26.4%	24.1%
Adjusted Home Sales Gross Margin	28.3%	26.1%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.5%	1.9%
SG&A, as a percentage of Home Sales Revenues	9.1%	11.1%
Income from Operations	$425.7 million, or 17.0% of total revenues	$281.7 million, or 12.4% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$0.9 million	$12.2 million
Pre-Tax Land and Other Impairments included in Cost of Land Sales and Other	$4.7 million	$5.2 million
Quarterly Cancellations as a Percentage of Beginning-Quarter Backlog	3.9%	1.0%
Quarterly Cancellations as a Percentage of Signed Contracts in Quarter	11.5%	3.8%

Financial Highlights for the six months ended April 30, 2023 and 2022 (unaudited)
	2023	2022
Net Income	$511.7 million, or $4.56 per share diluted	$372.5 million, or $3.08 per share diluted
Pre-Tax Income	$684.4 million	$496.6 million
Pre-Tax Inventory Impairments included in Cost of Home Sales	$19.1 million	$4.4 million
Home Sales Revenues	$4.24 billion and 4,318 units	$3.87 billion and 4,336 units
Net Signed Contracts	$3.73 billion and 3,794 units	$6.08 billion and 5,803 units
Home Sales Gross Margin	26.1%	23.9%
Adjusted Home Sales Gross Margin	28.0%	25.9%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.5%	1.9%
SG&A, as a percentage of Home Sales Revenues	10.4%	12.1%
Income from Operations	$651.0 million, or 15.2% of total revenues	$456.7 million, or 11.2% of total revenues
Other Income, Income from Unconsolidated Entities, and Land Sales Gross Profit	$17.7 million	$42.0 million
Pre-Tax Land and Other Impairments included in Cost of Land Sales and Other	$17.7 million	$5.2 million
Additional Information:
•The Company ended its FY 2023 second quarter with approximately $761.9 million in cash and cash equivalents, compared to $1.3 billion at FYE 2022 and $791.6 at FY 2023’s first quarter end. At FY 2023 second quarter end, the Company also had $1.8 billion available under its $1.9 billion revolving credit facility, which is scheduled to mature in February 2028.
•On March 9, 2023, the Company announced a 5% increase in its quarterly cash dividend from $0.20 to $0.21 per share. On April 21, 2023, the Company paid its quarterly dividend of $0.21 per share to shareholders of record at the close of business on April 6, 2023.
•Stockholders' Equity at FY 2023 second quarter end was $6.4 billion, compared to $6.0 billion at FYE 2022.
•FY 2023's second quarter-end book value per share was $58.67 per share, compared to $54.79 at FYE 2022.
•The Company ended its FY 2023 second quarter with a debt-to-capital ratio of 30.6%, compared to 34.1% at FY 2023’s first quarter end and 35.7% at FYE 2022. The Company ended FY 2023’s second quarter with a net debt-to-capital ratio(1) of 23.5%, compared to 27.5% at FY 2023’s first quarter end, and 23.4% at FYE 2022.
•The Company ended FY 2023’s second quarter with approximately 71,300 lots owned and optioned, compared to 71,300 one quarter earlier, and 85,800 one year earlier. Approximately 51% or 36,300, of these lots were owned, of which approximately 17,900 lots, including those in backlog, were substantially improved.
•In the second quarter of FY 2023, the Company spent approximately $227.0 million on land to purchase approximately 1,700 lots.
•The Company ended FY 2023’s second quarter with 350 selling communities, compared to 328 at FY 2023’s first quarter end and 328 at FY 2022’s second quarter end.

•The Company repurchased approximately 1.4 million shares of its common stock during the quarter at an average price of $58.14 per share for an aggregate purchase price of approximately $83.8 million.
•On February 14, 2023, the Company entered into a new $1.905 billion senior unsecured revolving credit facility that matures on February 14, 2028. In addition, the Company extended the maturity of $487.5 million of its $650 million term loan to February 14, 2028, with $60.9 million due on November 1, 2026 and the remaining $101.6 million due on November 1, 2025.
•On April 17, 2023, the Company repaid all $400.0 million of outstanding principal of its 4.375% senior notes due April 2023.
(1)    See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.
Toll Brothers will be broadcasting live via the Investor Relations section of its website, investors.TollBrothers.com, a conference call hosted by chairman and chief executive officer Douglas C. Yearley, Jr. at 8:30 a.m. (ET) Wednesday, May 24, 2023, to discuss these results and its outlook for the third quarter and FY 2023. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select “Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.
The call can be heard live with an online replay which will follow.
ABOUT TOLL BROTHERS
Toll Brothers, Inc., a Fortune 500 Company, is the nation's leading builder of luxury homes. The Company was founded 56 years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. Toll Brothers builds in over 60 markets in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia. The Company operates its own architectural, engineering, mortgage, title, land development, insurance, smart home technology, and landscape subsidiaries. The Company also develops master-planned and golf course communities as well as operates its own lumber distribution, house component assembly, and manufacturing operations.
Toll Brothers was named the #1 Home Builder in Fortune magazine’s 2023 survey of the World’s Most Admired Companies®, the eighth year it has been so honored. Toll Brothers has also been named Builder of the Year by Builder magazine and is the first two-time recipient of Builder of the Year from Professional Builder magazine. For more information visit TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.TollBrothers.com).
©2023 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse the products or services of, Toll Brothers.

FORWARD-LOOKING STATEMENTS
Information presented herein for the second quarter ended April 30, 2023 is subject to finalization of the Company's regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: expectations regarding inflation and interest rates; the markets in which we operate or may operate; our strategic priorities; our land acquisition, land development and capital allocation priorities; market conditions; demand for our homes; anticipated operating results and guidance; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues, including expected labor and material costs; selling, general, and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire or dispose of land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; and the outcome of legal proceedings, investigations, and claims.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such land;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•the price and availability of lumber, other raw materials, home components and labor;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters;
•risks related to acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;
•federal and state tax policies;
•transportation costs;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;

•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our and our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2022 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a further discussion of factors that we believe could cause actual results to differ materially from expected and historical results, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	April 30, 2023	October 31, 2022
	(Unaudited)
ASSETS
Cash and cash equivalents	$761,945	$1,346,754
Inventory	9,107,878	8,733,326
Property, construction and office equipment, net	298,168	287,827
Receivables, prepaid expenses and other assets	697,612	747,228
Mortgage loans held for sale	112,603	185,150
Customer deposits held in escrow	123,627	136,115
Investments in unconsolidated entities	887,643	852,314
	$11,989,476	$12,288,714

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$1,136,235	$1,185,275
Senior notes	1,595,727	1,995,271
Mortgage company loan facility	102,489	148,863
Customer deposits	662,559	680,588
Accounts payable	550,900	619,411
Accrued expenses	1,334,197	1,345,987
Income taxes payable	171,643	291,479
Total liabilities	5,553,750	6,266,874

Equity:
Stockholders’ Equity
Common stock	1,279	1,279
Additional paid-in capital	697,583	716,786
Retained earnings	6,632,502	6,166,732
Treasury stock, at cost	(945,019)	(916,327)
Accumulated other comprehensive income	33,875	37,618
Total stockholders' equity	6,420,220	6,006,088
Noncontrolling interest	15,506	15,752
Total equity	6,435,726	6,021,840
	$11,989,476	$12,288,714

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended April 30,				Six Months Ended April 30,
	2023		2022		2023		2022
	$	%	$	%	$	%	$	%
Revenues:
Home sales	$2,490,098		$2,186,529		$4,239,520		$3,873,881
Land sales and other	16,881		91,012		47,628		194,741
	2,506,979		2,277,541		4,287,148		4,068,622

Cost of revenues:
Home sales	1,832,878	73.6%	1,659,265	75.9%	3,133,801	73.9%	2,948,792	76.1%
Land sales and other	20,850	123.5%	92,981	102.2%	63,285	132.9%	192,598	98.9%
	1,853,728		1,752,246		3,197,086		3,141,390

Gross margin - home sales	657,220	26.4%	527,264	24.1%	1,105,719	26.1%	925,089	23.9%
Gross margin - land sales and other	(3,969)	(23.5)%	(1,969)	(2.2)%	(15,657)	(32.9)%	2,143	1.1%

Selling, general and administrative expenses	227,537	9.1%	243,637	11.1%	439,034	10.4%	470,507	12.1%
Income from operations	425,714		281,658		651,028		456,725

Other:
(Loss) income from unconsolidated entities	(5,302)		2,933		(9,735)		24,970
Other income - net	10,180		11,224		43,095		14,936
Income before income taxes	430,592		295,815		684,388		496,631
Income tax provision	110,376		75,222		172,642		124,134
Net income	$320,216		$220,593		$511,746		$372,497
Per share:
Basic earnings	$2.88		$1.87		$4.60		$3.12
Diluted earnings	$2.85		$1.85		$4.56		$3.08
Cash dividend declared	$0.21		$0.20		$0.41		$0.37
Weighted-average number of shares:
Basic	111,214		117,839		111,306		119,418
Diluted	112,184		118,925		112,260		120,891

Effective tax rate	25.6%		25.4%		25.2%		25.0%

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2023	2022	2023	2022
Inventory impairments and write-offs included in home sales cost of revenues:
Pre-development costs and option write offs	$5,844	$2,192	$8,448	$2,985
Land owned for future communities	325	—	325	1,440
Land owned for operating communities	4,900	—	10,300	—
	$11,069	$2,192	$19,073	$4,425

Land and other impairments included in land sales and other cost of revenues	$4,700	$5,200	$17,700	$5,200

Depreciation and amortization	$18,611	$18,857	$34,093	$33,536
Interest incurred	$33,581	$31,981	$66,628	$63,260
Interest expense:
Charged to home sales cost of revenues	$37,558	$40,822	$62,638	$73,259
Charged to land sales and other cost of revenues	1,350	219	4,827	3,628
	$38,908	$41,041	$67,465	$76,887

Home sites controlled:			April 30, 2023	April 30, 2022
Owned			36,348	40,704
Optioned			34,947	45,136
			71,295	85,840

Inventory at April 30, 2023 and October 31, 2022 consisted of the following (amounts in thousands):

	April 30, 2023	October 31, 2022
Land and land development costs	$2,191,082	$2,164,121
Construction in progress	6,004,267	5,716,565
Model homes	351,165	285,749
Land deposits and costs of future development	561,364	566,891
	$9,107,878	$8,733,326

Toll Brothers operates in following five geographic segments, with current operations generally located in the states listed below:
•North: Connecticut, Delaware, Illinois, Massachusetts, Michigan, New Jersey, New York and Pennsylvania
•Mid-Atlantic: Georgia, Maryland, North Carolina, Tennessee and Virginia
•South: Florida, South Carolina and Texas
•Mountain: Arizona, Colorado, Idaho, Nevada and Utah
•Pacific: California, Oregon and Washington

At October 31, 2022, the Company concluded that its City Living operations no longer met the definition of an operating segment, primarily due to the change in structure and a shift in strategy for its operations. Amounts reported in prior periods have been reclassified to conform to the fiscal 2023 presentation. The realignment did not have any impact on the Company’s consolidated financial position, results of operations, earnings per share or cash flows for the periods presented.

	Three Months Ended April 30,
	Units		$ (Millions)		Average Price Per Unit $
	2023	2022	2023	2022	2023	2022
REVENUES
North	408	494	$381.3	$398.9	$934,600	$807,500
Mid-Atlantic	274	276	309.6	268.2	$1,129,900	$971,900
South	659	447	519.4	326.4	$788,100	$730,100
Mountain	767	814	674.2	653.5	$879,100	$802,900
Pacific	384	376	605.9	541.5	$1,577,800	$1,440,100
Home Building	2,492	2,407	2,490.4	2,188.5	$999,300	$909,200
Corporate and other			(0.3)	(2.0)
Total home sales	2,492	2,407	2,490.1	2,186.5	$999,200	$908,400
Land sales and other			16.9	91.0
Total Consolidated			$2,507.0	$2,277.5

CONTRACTS
North	396	479	$366.1	$457.9	$924,400	$955,800
Mid-Atlantic	316	254	325.4	286.6	$1,029,700	$1,128,400
South	749	616	590.9	573.7	$789,000	$931,300
Mountain	529	1,002	449.4	943.3	$849,500	$941,400
Pacific	343	523	543.5	828.8	$1,584,600	$1,584,700
Total Consolidated	2,333	2,874	$2,275.3	$3,090.3	$975,300	$1,075,200

BACKLOG
North	1,081	1,788	$1,097.6	$1,637.2	$1,015,300	$915,700
Mid-Atlantic	969	1,120	1,052.3	1,140.0	$1,085,900	$1,017,900
South	2,539	3,029	2,362.4	2,581.0	$930,400	$852,100
Mountain	2,037	3,982	2,161.1	3,607.7	$1,060,900	$906,000
Pacific	948	1,849	1,702.9	2,740.3	$1,796,300	$1,482,000
Total Consolidated	7,574	11,768	$8,376.3	$11,706.2	$1,105,900	$994,700

	Six Months Ended April 30,
	Units		$ (Millions)		Average Price Per Unit $
	2023	2022	2023	2022	2023	2022
REVENUES
North	765	912	$704.1	$754.0	$920,400	$826,800
Mid-Atlantic	440	552	498.7	511.1	$1,133,400	$925,900
South	1,148	794	912.3	569.9	$794,700	$717,800
Mountain	1,315	1,417	1,154.4	1,115.9	$877,900	$787,500
Pacific	650	661	970.6	926.5	$1,493,200	$1,401,700
Home Building	4,318	4,336	4,240.1	3,877.4	$982,000	$894,200
Corporate and other			(0.6)	(3.5)
Total home sales	4,318	4,336	4,239.5	3,873.9	$981,800	$893,400
Land sales and other			47.6	194.7
Total Consolidated			$4,287.1	$4,068.6

CONTRACTS
North	724	963	$681.3	$896.7	$941,000	$931,200
Mid-Atlantic	567	620	589.5	647.2	$1,039,700	$1,043,900
South	1,164	1,353	919.4	1,185.1	$789,900	$875,900
Mountain	828	1,801	713.3	1,701.4	$861,500	$944,700
Pacific	511	1,066	826.0	1,652.9	$1,616,400	$1,550,600
Total Consolidated	3,794	5,803	$3,729.5	$6,083.3	$983,000	$1,048,300

Unconsolidated entities:
Information related to revenues and contracts of entities in which we have an interest for the three-month and six-month periods ended April 30, 2023 and 2022, and for backlog at April 30, 2023 and 2022 is as follows:

	Units		$ (Millions)		Average Price Per Unit $
	2023	2022	2023	2022	2023	2022
Three months ended April 30,
Revenues	3	4	$8.6	$16.3	$2,864,500	$4,080,600
Contracts	29	4	$37.3	$16.2	$1,286,000	$4,039,600

Six months ended April 30,
Revenues	6	11	$23.4	$35.1	$3,906,700	$3,187,900
Contracts	52	13	$70.2	$42.1	$1,350,300	$3,237,300

Backlog at April 30,	127	3	$143.4	$10.2	$1,128,800	$3,406,100

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted home sales gross margin and the Company’s net debt-to-capital ratio.
These two measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the home building business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other home builders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other home builders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s home sales gross margin as a percentage of home sales revenues (calculated in accordance with GAAP) to the Company’s adjusted home sales gross margin (a non-GAAP financial measure). Adjusted home sales gross margin is calculated as (i) home sales gross margin plus interest recognized in home sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) home sales revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended April 30,		Six Months Ended April 30,
		2023	2022	2023	2022
	Revenues - home sales	$2,490,098	$2,186,529	$4,239,520	$3,873,881
	Cost of revenues - home sales	1,832,878	1,659,265	3,133,801	2,948,792
	Home sales gross margin	657,220	527,264	1,105,719	925,089
Add:	Interest recognized in cost of revenues - home sales	37,558	40,822	62,638	73,259
	Inventory impairments and write-offs	11,069	2,192	19,073	4,425
	Adjusted home sales gross margin	$705,847	$570,278	$1,187,430	$1,002,773

	Home sales gross margin as a percentage of home sale revenues	26.4%	24.1%	26.1%	23.9%

	Adjusted home sales gross margin as a percentage of home sale revenues	28.3%	26.1%	28.0%	25.9%

The Company’s management believes adjusted home sales gross margin is a useful financial measure to investors because it allows them to evaluate the performance of our home building operations without the often varying effects of capitalized interest costs and inventory impairments. The use of adjusted home sales gross margin also assists the Company’s management in assessing the profitability of our home building operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Home Sales Gross Margin
The Company has not provided projected third quarter and full FY 2023 home sales gross margin or a GAAP reconciliation for forward-looking adjusted home sales gross margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the third quarter and full FY 2023. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our third quarter and full FY 2023 home sales gross margin.

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		April 30, 2023	January 31, 2023	October 31, 2022
	Loans payable	$1,136,235	$1,145,646	$1,185,275
	Senior notes	1,595,727	1,995,439	1,995,271
	Mortgage company loan facility	102,489	71,187	148,863
	Total debt	2,834,451	3,212,272	3,329,409
	Total stockholders' equity	6,420,220	6,201,347	6,006,088
	Total capital	$9,254,671	$9,413,619	$9,335,497
	Ratio of debt-to-capital	30.6%	34.1%	35.7%

	Total debt	$2,834,451	$3,212,272	$3,329,409
Less:	Mortgage company loan facility	(102,489)	(71,187)	(148,863)
	Cash and cash equivalents	(761,945)	(791,609)	(1,346,754)
	Total net debt	1,970,017	2,349,476	1,833,792
	Total stockholders' equity	6,420,220	6,201,347	6,006,088
	Total net capital	$8,390,237	$8,550,823	$7,839,880
	Net debt-to-capital ratio	23.5%	27.5%	23.4%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
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